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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

   PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

                                 JANUARY 8, 2003
                Date of Report (date of Earliest Event Reported)


                                  BIGMAR, INC.
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                       31-1445779
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                                    001-14416
                              (Commission File No.)

                 9711 SPORTSMAN CLUB ROAD, JOHNSTOWN, OHIO 43031
              (Address of principal executive offices and zip code)

                                  740-966-5800
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed from last report)




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ITEM 5.  OTHER EVENTS

LOAN MODIFICATION AND FORBEARANCE AGREEMENT

         On January 8, 2003, Bigmar, Inc., a Delaware corporation (the "Company") and John G. Tramontana, the Company's President and Chairman of the Board of Directors of the Company ("Tramonanta") entered into a certain Loan Modification and Forbearance Agreement (the "Loan Modification Agreement"). Under the terms and provisions of this agreement, Tramontana agreed to (i) convert a portion of the total indebtedness in the amount of $1,879,932.43 owed to Tramontana by the Company into 9,617 shares (the "Stock Consideration") of the Company's Series C Convertible Preferred Stock (the "Series C Stock") for a total consideration of forgiveness of $879,932.43 of debt, or at a price of $91.50 per share (the "Shares"), and (ii) forbear from collecting upon the remaining indebtedness of the Company in the amount of $1,000,000 (the "Surviving Debt") until February 28, 2005 (the "Termination Date"). The interest on the Surviving Debt through the Termination Date is 5% per annum commencing on the date of the Loan Modification Agreement, and will be paid in arrears and in full on February 28, 2006. The Loan Modification Agreement contains other standard provisions found in similar agreements including but not limited to borrower default, bankruptcy, investment representations, etc. The Stock Consideration represents restricted stock of the Company and is subject to restrictions on transfer under the applicable federal and state laws.

         At its January 7, 2003 special meeting, the Company's Board of Directors (the "Board") reviewed and approved, upon and in accordance with the recommendation of the Special Committee of the Company, the terms and conditions of the above-referenced loan modification transaction with Tramontana and authorized, INTER ALIA, the conversion under the Loan Modification Agreement and the issuance of the Stock Consideration to Tramontana. Tramontana was not present at the January 7, 2003 Board meeting.

         The foregoing is a summary description of the terms of the Loan Modification Agreement and by its nature is incomplete. It is qualified in the entirety by the text of the Loan Modification Agreement, a copy of which attached hereto as Exhibit 99.1. All readers of this Current Report are encouraged to read the entire text of the Loan Modification Agreement that is attached hereto.

         Series C Convertible Preferred Stock
         ------------------------------------

         The designations, preferences, relative rights and other distinguishing characteristics of the Series C Stock authorized for issuance to Tramontana under the terms and provisions of the Loan Modification Agreement and of the Assignment Agreement (as described and defined below), are set forth in the Certificate of Designations, Preferences, Relative Rights and Other Distinguishing Characteristics of the Series C Convertible Preferred Stock of the Company dated November 12, 2002 (the "Certificate"). The total number of authorized shares of the Series C Stock is 50,000. Further, the Certificate sets forth the following distinguishing characteristics of the Series C Stock:


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         (i) DIVIDEND RIGHTS - the Series C Stock is on par with the Company's common stock in terms of its right to receive dividends;

         (ii) VOTING RIGHTS - the Series C Stock votes equally with the shares of the common stock and not as a separate class, at any annual or special meeting of stockholders of the Company, and each holder of shares of the Series C Stock is entitled to the number of votes equal to the whole number of shares of common stock into which such holder's aggregate number of shares of Series C Stock are convertible. Additionally, for so long as at least a majority of the shares of Series C Stock (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series C Stock) issued remains outstanding, the vote or written consent of the holders of at least a majority of the outstanding Series C Stock is necessary for effecting or validating any amendment, alteration, or repeal of any provision of the Certificate of Incorporation (including any filing of a Certificate of Designation), that materially alters or changes the voting powers, preferences, or other special rights or privileges, or restrictions of the Series C Stock in a manner different than other classes of stock;

         (iii) LIQUIDATION RIGHTS - Upon any liquidation, dissolution, or winding up of the Company, voluntary or involuntary, before any distribution or payment is made to the holders of any junior stock, the holders of Series C Stock are entitled to be paid out of the assets of the Company an amount per share of Series C Stock equal to $0.01 per share plus all declared and unpaid dividends on the Series C Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) for each share of Series C Stock held by them; and

         (iv) CONVERSION RIGHTS - subject to certain adjustments, either the Company at its sole option, or the holders of the Series C Stock have the right to convert the Series C Stock, at their option, at any time, into shares of the Company's common stock at the conversion rate of one thousand (1,000) shares of common stock for each share of Series C Stock. Additionally, all shares of Series C Stock automatically convert into the Company's common stock at the then applicable conversion rate in the event (i) that the authorized number of shares of the Company's common stock is increased to 25,000,000 or more or (ii) upon an asset transfer or acquisition, as defined in the Certificate.

         The foregoing is a summary description of the terms of Certificate and by its nature is incomplete. It is qualified in the entirety by the text of the Certificate, a copy of which attached hereto as Exhibit 99.2. All readers of this Current Report are encouraged to read the entire text of the Certificate that is attached hereto.

ADVANCE AGREEMENT AND GUARANTEE

         On February 20, 2003, American Pharmaceutical Partners, Inc., a Delaware corporation and the Company's customer ("APP") and Bigmar Pharmaceuticals, SA, a Swiss corporation and a wholly-owned subsidiary of the Company ("Bigmar SA") entered into a certain Advance Agreement (the "Advance Agreement"). The Company was a party to the Advance Agreement as a guarantor of the performance thereunder by the Company and its affiliates including Bigmar SA. Under the terms and provisions of the Advance Agreement, APP agreed, INTER ALIA, to pay to a certain supplier of Bigmar SA the full amount of outstanding and past due invoices unpaid by Bigmar SA, any interest that such supplier may charge on the outstanding amount and advance amounts due for further orders of a certain pharmaceutical ingredient to be shipped to Bigmar SA by the same

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supplier. In turn, Bigmar SA agreed to repay in full all amounts so paid by APP to such Bigmar SA supplier within twelve months of the date of the Advance Agreement. However, in the event that the outstanding amount advanced by APP on Bigmar SA's behalf is not repaid fully within twelve months of the date of the Advance Agreement, Bigmar SA will have an opportunity to cure such non-payment within thirty days of the twelve month repayment period. Bigmar SA granted a security interest in certain of its abbreviated new drug applications and the respective approvals, together with any supplements Bigmar SA may file subsequent to the date of the Advance Agreement. Bigmar SA will remain in possession of and own the collateral unless and until it "defaults" on its repayment obligations to APP, i.e. Bigmar SA receives a notice of default and for forty-five days thereafter fails to cure such failure to pay the amount due. As a signatory to the Advance Agreement, the Company guaranteed unconditionally to APP Bigmar SA's full repayment of the outstanding advance made by APP on Bigmar SA's behalf. The total amount to be repaid under the Advance Agreement and guaranteed by the Company is (euro) 716,096 or approximately US$786,440 as measured on May 21, 2003.

         On February 20, 2003, Tramontana executed a personal guarantee to APP in connection with the Advance Agreement (the "Guarantee"). Under the terms and provisions of the Guarantee, Tramontana guaranteed absolutely and unconditionally to APP Bigmar SA's full repayment of the outstanding advance made by APP on Bigmar SA's behalf.

         At its February 27, 2003 special meeting, the Board reviewed and approved the terms and provisions of the Advance Agreement, with Tramontana abstaining from the vote, the terms and conditions of the above-referenced payment Guarantee executed by Tramontana and authorized, INTER ALIA, the issuance of the 800,000 warrants, with term of 10 years and exercise price of $0.32 per share, to Tramontana.

         The foregoing is a summary description of the terms of the Advance Agreement and the Guarantee and by its nature is incomplete. It is qualified in the entirety by the texts of the Advance Agreement and the Guarantee, copies of which are attached hereto as Exhibits 99.3 and 99.4, respectively. All readers of this Current Report are encouraged to read the entire texts of those documents attached hereto.

ACCOUNT RECEIVABLE ASSIGNMENT

         On April 30, 2003, the Company, Tramontana and De Martino Finkelstein Rosen & Virga, a professional corporation that formerly provided legal services to the Company and that ceased its operations as of January 1, 2003 ("DFRV") entered into a certain Assignment Satisfaction and Investment Agreement (the "Assignment Agreement"). Under the terms and provisions of the Assignment Agreement, DFRV agreed to sell to Tramontana a certain account receivable owed by the Company to DFRV in the amount of $292,110.61 (the "Receivable") in consideration of (i) the cash payment by Tramontana to DFRV in the amount of $185,500, and (ii) Tramontana's commitment to pay the remaining balance due on the Receivable within 24 months of the date of the Assignment Agreement. DFRV agreed to transfer, assign and sell all of its right, title and interest in the Receivable to Tramontana thus releasing the Company from its obligation to pay any or all of the Receivable. The Company, in turn, agreed to issue to Tramontana 3,203 shares of the Series C Stock (the "Shares") in full satisfaction of the Company's indebtedness represented by the Receivable. The Shares represent restricted stock of the Company and are subject to all restrictions on transfer under the applicable federal and state laws.

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         The parties to the Assignment Agreement represented that each had an opportunity to confer with independent counsel and neither DFRV nor its affiliates or the Company's current counsel has provided legal advice to any party in connection with the transaction.

         At its April 29, 2003 special meeting, the Board reviewed and approved, with Tramontana abstaining from vote, the terms and conditions of the above-referenced receivable assignment from DFRV to Tramontana and authorized, INTER ALIA, the issuance of the Shares to Tramontana.

         The foregoing is a summary description of the terms of the Assignment Agreement and by its nature is incomplete. It is qualified in the entirety by the text of the Assignment Agreement, a copy of which attached hereto as Exhibit
99.5. All readers of this Current Report are encouraged to read the entire text of the Assignment Agreement that is attached hereto.

         Subsequent to and as a result of the issuance of the Stock Consideration and the Shares under the respective terms and provisions of the Loan Modification Agreement and the Assignment Agreement described hereinabove, John G. Tramontanta holds 12,820 shares of the Series C Stock. Thus, Mr. Tramontana may be deemed a beneficial owner of 12,820,000 shares of the Company's common stock (for the purposes of the definition of "beneficial ownership" set forth in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) in addition to 9,923,539 shares of the Company's common stock beneficially owned by Mr. Tramontana (prior to loan modification and debt assignment transactions described hereinabove) as reported in Schedule 13D filed on October 10, 2002.

LITIGATION MATTERS

         On or about September 26, 2002, Cynthia R. May ("Ms. May"), a former Officer and Director of the Company, filed a Complaint against the Company in the Court of Chancery of the State of Delaware for New Castle County (the "Delaware Chancery Court") pursuant to Delaware Code Section 145(c) seeking indemnification in the amount of $593,273.32 for attorneys' fees and expenses allegedly incurred in connection with Ms. May's claim to have prevailed on the point that a valid Board meeting of the Company did not occur on November 16 and 18, 2001 in certain litigation styled In re Bigmar, Inc. Section 225 Litigation, Del. Ch. Cons. C.A. 19289-NC, Jacobs, V.C. (April 5, 2002) (the "Section 225 Action"), May v. Bigmar, Inc., Civil Action No. 19936NC. By Order dated January 8, 2003, the Delaware Chancery Court granted partial summary judgment in Ms. May's favor that she is entitled to indemnification for all expenses, including attorneys' fees and costs, she actually and reasonably incurred in her successful defense of all claims and issues arising out of the November 16 and 18, 2001 invalidated Board meeting in the Section 225 Action, and for fees and expenses expended in establishing her right to indemnification. The Delaware Chancery Court set a date of July 7, 2003 for a trial on the question of how much, if any, money the Company must pay Ms. May for the indemnification. The Company believes that it has meritorious defenses to Ms. May's claims, but there can be no assurance as to the outcome.

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         On or about March 28, 2003, GRQ, LLC, a Michigan limited liability company of which Ms. May is the Member Manager, filed an action in Delaware Chancery Court styled GRQ, LLC v. Bigmar, Inc., C.A. No 20216-NC. In that action, GRQ seeks to examine certain books and records of the Company pursuant to Delaware Code Section 220. The Company has voluntarily given Ms. May access to a stockholders' list and certain financial and other information originally demanded in this litigation. The Court has set a trial date of June 27, 2003.

         On or about March 28, 2003 Cynthia May filed an action in the Court of Common Pleas for Licking County, Ohio against the Company, Tramontana, and Philippe Rohrer (collectively, "Defendants") for $43,846.10 in back salary the Company allegedly owes Ms. May, with interest, and punitive damages. May v. Bigmar, Inc., No. 2003 CV00377. The Defendants filed an answer denying the material allegations of the complaint. The Company believes that it has meritorious defenses to Ms. May's claims, but there can be no assurance as to the outcome.

         On or about June 11, 2002, Harold Baldauf filed an action against the Company in the Circuit Court for the County of Saginaw, Michigan (the "Complaint") asserting claims for breach of contract, promissory estoppel and QUANTUM MERUIT and seeking to recover compensation for services he claims to have rendered in attempting to obtain financing for the Company. Mr. Baldauf contends that these services were performed pursuant to the terms of a certain Consulting Agreement executed on October 24, 1998 (the "Consulting Agreement") which provides that consultant under the agreement shall provide various consulting services and that the Company shall pay a fee in the amount of $1,500,000 payable in semi-annual installments beginning on the last day of the first month in which the Company closes its first financing transaction after the date hereof and continuing on each six month anniversary thereof until paid in full.

                  The Company removed this case to the United States District Court for the Eastern District of Michigan and moved to dismiss the action on the grounds of lack of personal jurisdiction and venue and improper service. The Company also challenged the substantive viability of the Complaint on the grounds that the Consulting Agreement by its express terms was not binding unless approved by the Board and that the plaintiff failed to plead that the Board approved the Consulting Agreement. As of the date of this Current Report, the court has not ruled on the Company's motion The Company believes that it has meritorious defenses to Mr. Baldauf's claims, but there can be no assurance as to the outcome. Harold Baldauf is Ms. May's father.


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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

             N/A.

         (b) PRO FORMA FINANCIAL INFORMATION.

             N/A.

         (c) EXHIBITS.

             99.1 Loan Modification and Forbearance Agreement, dated January 8, 2003.
             99.2 Certificate of Designations, Preferences, Relative Rights and Other Distinguishing Characteristics of the Series C Convertible Preferred Stock of the Company, dated November 12, 2002.
             99.3     Advance Agreement, dated February 20, 2003.
             99.4     Guarantee, dated February 20, 2003
             99.5 Assignment Satisfaction and Investment Agreement, dated April 29, 2003.


                          [THE SIGNATURE PAGE FOLLOWS.]



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                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BIGMAR, INC.


Date: June 16, 2003                     By: /s/ John G. Tramontana
                                            ------------------------------------
                                            Chairman of the Board, President and
                                            Chief Executive Officer







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